Filed Pursuant to Rule 424(b)(3)
Registration No. 333-260822

PROSPECTUS

VERRA MOBILITY CORPORATION

Up to 19,999,967 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

and

Up to 5,000,000 Shares of Class A Common Stock Offered by the Selling Stockholder

This prospectus relates to the issuance by us of an aggregate of up to 19,999,967 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), consisting of (i) 6,666,666 shares of Class A Common Stock issuable upon the exercise of 6,666,666 warrants issued in a private placement in connection with our initial public offering (the “Private Placement Warrants”) and (ii) 13,333,301 shares of our Class A Common Stock issuable upon exercise of 13,333,301 warrants issued in connection with our initial public offering (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”).

This prospectus also relates to the offer and sale from time to time by PE Greenlight Holdings, LLC (the “Selling Stockholder”), or its permitted transferees, of up to 5,000,000 shares of Class A Common Stock. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholder pursuant to this prospectus. We will bear all expenses of the offering of Class A Common Stock except that the Selling Stockholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes.

Our Class A Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VRRM.” Our Public Warrants are quoted on OTC Pink under the symbol “VRRMW.” On April 18, 2023, the last reported sale price of our Class A Common Stock was $16.55 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated or deemed incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 19, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). We may use the shelf registration statement to issue up to an aggregate of 19,999,967 shares of Class A Common Stock upon exercise of our Warrants. Under the shelf registration process, the Selling Stockholder may offer and sell, from time to time, an aggregate of up to 5,000,000 shares of Class A Common Stock.

We may also file a prospectus supplement or post-effective amendment to the registration statement, of which this prospectus forms a part, that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any applicable prospectus supplement and any post-effective amendment, together with the additional information described under the heading “Where You Can Find More Information.”

We are responsible only for the information contained in this prospectus or incorporated by reference in this prospectus or to which we have referred you, including any prospectus supplement or free writing prospectus that we file with the SEC relating to this prospectus. Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to provide you with information different from that contained in this prospectus or additional information. This prospectus is offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

No action is being taken in any jurisdiction outside the United States to permit a public offering of securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.

As used in this prospectus and any accompanying prospectus, unless the context otherwise indicates, references to “our,” “we,” “us,” the “Company” and “Verra Mobility” refer to Verra Mobility Corporation together with its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and any free writing prospectus and the information incorporated or deemed to be incorporated herein or therein by reference contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act. All statements contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus and the information incorporated or deemed to be incorporated herein or therein by reference other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, products, services, and technology offerings, market conditions, growth and trends, expansion plans and opportunities, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely” and similar expressions, and the negative of these expressions, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the Risk Factors identified on Part I, Item 1A “Risk Factors” of our Form 10-K for the year ended December 31, 2022, which is incorporated herein by reference. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•	customer concentration in our Commercial Services and Government Solutions segments;

•	risks and uncertainties related to our government contracts, including legislative changes, termination rights, delays in payments, audits and investigations;

•	decreases in the prevalence of automated and other similar methods of photo enforcement or the use of tolling;

•	our ability to keep up with technological developments and changing customer preferences;

•	our ability to compete in a highly competitive and rapidly evolving market;

•	decreased interest in outsourcing from our customers;

•	the success of our new products and changes to existing products and services;

•	disruption to our business and results of operations as a result of the novel coronavirus pandemic, including variant strains (“COVID-19”);

•	the impact of COVID-19 on our revenues from key customers in our Commercial Services, Government Solutions and Parking Solutions segments;

•	our ability to successfully implement our acquisition strategy or integrate our acquisitions;

•	failure in or breaches of our networks or systems, including as a result of cyber-attacks;

•	our ability to manage the risks, uncertainties and exposures related to our international operations;

•	our ability to acquire necessary intellectual property and adequately protect our existing intellectual property;

•	our ability to manage our substantial level of indebtedness;

•	risks and uncertainties related to our share repurchase program;

•	our reliance on a limited number of third-party vendors and service providers;

•	our ability to maintain an effective system of internal controls;

•	risks and uncertainties related to litigation, disputes and regulatory investigations; and

•	our ability to properly perform under our contracts and otherwise satisfy our customers.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference herein.

You should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or revised expectations.

VERRA MOBILITY CORPORATION

THE COMPANY

We are a leading provider of smart mobility technology solutions throughout the United States, Australia, Europe and Canada. We make transportation safer, smarter and more connected through our integrated, data-driven solutions, including toll and violations management, title and registration services, automated safety and traffic enforcement and commercial parking management.

We bring together vehicles, hardware, software, data, and people to solve transportation challenges for customers around the world, including fleet owners such as rental car companies and fleet management companies, governments, universities, parking operators, healthcare facilities, transportation hubs and other violation-issuing authorities.

Our vision is to develop and use technology and data intelligence to make transportation safer, smarter and more connected.

ADDITIONAL INFORMATION

Verra Mobility was formerly known as Gores Holdings II, Inc. (“Gores”), and was originally incorporated in Delaware on August 15, 2016, as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On January 19, 2017, the Company consummated its initial public offering following which its shares began trading on Nasdaq. On June 21, 2018, Gores entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Greenlight Holding II Corporation, the Selling Stockholder, AM Merger Sub I, Inc., a direct, wholly owned subsidiary of Gores and AM Merger Sub II, LLC, a direct, wholly owned subsidiary of Gores. On October 17, 2018, the transactions contemplated by the Merger Agreement (the “Business Combination”) were consummated. In connection with the closing of the Business Combination, Gores changed its name to “Verra Mobility Corporation.” As a result of the Business Combination, Verra Mobility Corporation became the owner, directly or indirectly, of all of the equity interests of Verra Mobility Holdings, LLC and its subsidiaries.

Our executive offices are located at 1150 N. Alma School Road, Mesa, Arizona 85201. Our telephone number is (480) 443-7000. Our website address is www.verramobility.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all other information appearing in or incorporated by reference into this prospectus or any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

We will receive up to an aggregate of approximately $153.3 million from the exercise of the Public Warrants and $76.7 million from the exercise of the Private Placement Warrants, assuming the exercise in full of all the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

We will not receive any proceeds from the sale of Class A Common Stock by the Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our common stock is not intended to be a complete summary of the rights and preferences. We urge you to read our certificate of incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, in its entirety for a complete description of the rights and preferences of our common stock.

Authorized and Outstanding Stock

Our certificate of incorporation authorizes the issuance of 261,000,000 shares of capital stock, consisting of (i) 260,000,000 shares of Common Stock, including 250,000,000 shares of Class A Common Stock, $0.0001 par value per share and 10,000,000 shares of undesignated common stock, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of April 6, 2023, there were (i) 149,961,428 shares of Class A Common Stock issued and outstanding and (ii) no shares of preferred stock outstanding.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of Class A Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of common stock under our certificate of incorporation.

With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required under Delaware law or by our certificate of incorporation, the act of the stockholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of stockholders at which a quorum is present; provided that, for purposes thereof, all abstentions and broker non-votes shall not be counted as voted either for or against such matter.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under our certificate of incorporation, holders of Class A Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per-share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of common stock will be entitled to receive the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by them, after the rights of holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to and may be adversely affected by the rights of holders of shares of any series of preferred stock that we may designate in the future. The rights, preferences and privileges that may be granted to holders of our preferred stock, were we to issue such preferred stock, could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and sinking fund terms, any or all of which may be greater than the rights of common stock. Our issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Election of Directors

Our board of directors is currently divided into three classes—Class I, Class II and Class III with only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors. Accordingly, directors are elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our Class A Common Stock.

Fully Paid and Non-Assessable

All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.

The particular terms of any series of preferred stock to be offered by this prospectus will be set forth in the prospectus supplement relating to the offering. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and will be qualified in its entirety by reference to the certificate of designation relating to the series.

Certain Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

We have “opted out” of Section 203 (“Section 203”) of Delaware General Corporation Law (the “DGCL”), regulating corporate takeovers, such election having become effective on October 17, 2018. Instead, our certificate of incorporation contains a provision that is substantially similar to Section 203 but excludes the investment funds affiliated with The Gores Group LLC and Platinum Equity, LLC, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder.”

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of our assets.

However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our certificate of incorporation provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Our certificate of incorporation requires the approval by affirmative vote of the holders of at least two-thirds of our common stock to make any amendment to key provisions of our certificate of incorporation or bylaws.

In addition, our certificate of incorporation does not provide for cumulative voting in the election of directors. Our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director in certain circumstances; directors may be removed from the board of directors only for cause. Stockholder action by written consent is prohibited, which forces stockholder action to be taken at an annual or special meeting of our stockholders. Meetings of the stockholders may be called only by members of our board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Our certificate of incorporation provides for 1,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection Clause

Subject to certain limitations, our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (iv) any action asserting a claims governed by the internal affairs doctrine. In addition, our bylaws provide that unless consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against us, our officers, directors, employees or underwriters.

Earn-Out Agreement

Under the Merger Agreement, the Selling Stockholder is entitled to receive additional shares of Class A Common Stock (the “Earn-Out Shares”) if the volume weighted average closing sale price of one share of Class A Common Stock on Nasdaq (the “Common Stock Price”) exceeds certain thresholds for a period of at least 10 days out of 20 consecutive trading days at any time through October 17, 2023, the five-year period following the closing of the Business Combination.

The Earn-Out Shares may be issued by the Company to the Selling Stockholder as follows:

Common Stock Price thresholds	One-time issuance of shares
> $13.00	2,500,000	(1)
> $15.50	2,500,000	(1)
> $18.00	2,500,000
> $20.50	2,500,000

(1)   On April 26, 2019 and on January 27, 2020, the Common Stock Price thresholds above (each, a “Triggering Event”) for the issuance of the first and second tranches of Earn-Out Shares occurred, as the Common Stock Price as of that date had been greater than $13.00 and $15.50, respectively, for 10 out of 20 consecutive trading days. These Triggering Events resulted in the issuance of an aggregate 5,000,000 shares of the Company’s Class A Common Stock to the Selling Stockholder.

If any of the remaining Triggering Events are not achieved within the five-year period following the closing of the Business Combination, the Company will not be required to issue the Earn-Out Shares in respect of such Common Stock Price threshold. In no event shall the Selling Stockholder be entitled to receive more than an aggregate of 10,000,000 Earn-Out Shares.

If, during the earn-out period, there is a change of control (as defined in the Merger Agreement) that will result in the holders of the Company’s Class A Common Stock receiving a per share price equal to or in excess of the applicable Common Stock Price required in connection with any Triggering Event, then immediately prior to the consummation of such change of control: (i) any such Triggering Event that has not previously occurred shall be deemed to have occurred; and (ii) the Company shall issue the applicable Earn-Out Shares to the cash consideration stockholders (as defined in the Merger Agreement) (in accordance with their respective pro rata cash share), and the recipients of the issued Earn-Out Shares shall be eligible to participate in such change of control.

Registration Rights

We are party to an Amended and Restated Registration Rights Agreement with, among others, the Selling Stockholder, dated as of October 17, 2018 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, (i) any outstanding share of Class A Common Stock or any other equity security (including shares of Class A Common Stock issued or issuable upon exercise of any other equity security) held by the Selling Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by the Selling Stockholder and shares of Class A Common Stock issued or issuable as Earn-Out Shares to the Selling Stockholder and (ii) any other equity security issued or issuable with respect to any such share of Class A Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.

The Selling Stockholder and its permitted transferees are entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Selling Stockholder is entitled to participate in six demand registrations and will have certain “piggy-back” registration rights with respect to registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts and selling commissions and expenses. We and the Selling Stockholder have agreed in the Registration Rights Agreement to provide customary indemnification in connection with an offering of securities effected pursuant to the terms of the Registration Rights Agreement. The registration statement of which this prospectus is a part has been filed pursuant to the Registration Rights Agreement, but does not constitute one of the demand registrations available to the Selling Stockholder thereunder.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the Selling Stockholder of up to 5,000,000 shares of our Class A Common Stock. The Selling Stockholder may offer, sell or distribute all or a portion of the Class A Common Stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices.

When we refer to the “Selling Stockholder” in this prospectus, we mean PE Greenlight Holdings, LLC and the pledgees, donees, or other transferees who later come to hold any of the Class A Common Stock other than through a public sale, including through a distribution by the Selling Stockholder to its members.

The following table is prepared based on information provided to us by the Selling Stockholder. It sets forth the name and address of the Selling Stockholder, the aggregate number of shares of Class A Common Stock that the Selling Stockholder may offer pursuant to this prospectus, and the beneficial ownership of the Selling Stockholder both before and after the offering. We have based percentage ownership prior to this offering on 149,961,428 shares of Class A Common Stock outstanding as of April 6, 2023.

We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such Class A Common Stock. In addition, the Selling Stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholder will have sold all of the Class A Common Stock covered by this prospectus upon the completion of the offering.

Shares of Class A Common Stock

	Beneficial Ownership Before the Offering		Shares To Be Sold in the Offering			Beneficial Ownership After the Offering
Name of Selling Stockholder	Shares	Percent	Shares		Percent	Shares	Percent
PE Greenlight Holdings, LLC(1)	0	0%	5,000,000	(2)	3.4%	0	0%

(1)   The business address of PE Greenlight Holdings, LLC is c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, California 90210. PE Greenlight Holdings, LLC is owned by Platinum Equity Capital Partners IV, L.P. (“PECP IV”) and Platinum Greenlight Principals, LLC (“PGP”). PECP IV and PGP are ultimately controlled by Platinum Equity, LLC. Tom Gores is the ultimate beneficial owner of Platinum Equity, LLC. Each of the foregoing may therefore be deemed to be a beneficial owner of the shares of our Class A Common Stock held by PE Greenlight Holdings, LLC. Mr. Gores disclaims beneficial ownership of the shares of our Class A Common Stock held by PE Greenlight Holdings, LLC, except to the extent of any pecuniary interest therein.

(2) Comprised of 5,000,000 Earn-Out Shares that may be issued in the future. See “Description of Capital Stock–Earn-Out Agreement.”

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 6,666,666 shares of our Class A Common Stock upon the exercise of the Private Placement Warrants and 13,333,301 shares of our Class A Common Stock upon the exercise of the Public Warrants. We are also registering the resale by the Selling Stockholder of up to 5,000,000 shares of our Class A Common Stock. Such shares are comprised of shares of Class A Common Stock issuable to the Selling Stockholder as Earn-Out Shares.

The Selling Stockholder may offer and sell the securities covered by this prospectus, in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters on a firm commitment or best-efforts basis;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers, who may act as agents or principals;

•	in block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	short sales;

•	in option transactions and other hedging transactions, whether through an option exchange or otherwise;

•	distributions to employees, members, limited partners or stockholders of the Selling Stockholder;

•	directly to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, the Selling Stockholder may sell any securities covered by this prospectus in private transactions or pursuant to the safe harbor under Rule 144 of the Securities Act rather than pursuant to this prospectus.

The Selling Stockholder may sell offered securities directly or through agents designated by them from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from the Selling Stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, the Selling Stockholder or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf or on behalf of the Selling Stockholder that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell securities short and deliver the securities offered by this prospectus to close out short positions. The Selling Stockholder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. The Selling Stockholder may also from time to time pledge our securities pursuant to the margin provisions of customer agreements with a broker. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate number of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us or the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The Selling Stockholder and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

In connection with an underwritten offering, we and the Selling Stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. The Selling Stockholder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If the Selling Stockholder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make. Under the Registration Rights Agreement, we have agreed to indemnify the Selling Stockholder against certain liabilities related to the sale of the securities covered by this prospectus, including liabilities arising under the Securities Act. The Selling Stockholder has agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, subject to the terms and conditions of the Registration Rights Agreement. Under the Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the securities covered by this prospectus, other than applicable underwriting discounts, commissions and transfer taxes.

There can be no assurance that the Selling Stockholder will sell any or all of the Class A Common Stock registered pursuant to the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the securities offered hereby has been passed on for us by DLA Piper LLP (US), Phoenix, Arizona. If any legal matters relating to offerings made in connection with this prospectus are passed upon by other counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Verra Mobility Corporation appearing in Verra Mobility Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Verra Mobility Corporation’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov and are also available through our website at http://ir.verramobility.com/financial-information/sec-filings. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on or that can be accessed through our website does not constitute part of, and is not incorporated by reference in, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may review a copy of the registration statement through the SEC’s website or our website.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023;

•	the information from our definitive proxy statement filed on April 10, 2023, specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•

the description of our Class  A Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on January 10, 2017, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020, including any amendment or report filed for the purpose of updating such description; and

•

all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the initial filing date of this registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and (ii) the date of this prospectus and before the completion of the offering contemplated hereby.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website www.verramobility.com, or by writing or telephoning us at the following address:

Verra Mobility Corporation

1150 N. Alma School Road

Mesa, Arizona 85201

(480) 443-7000